Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Preliminary Fiscal Third Quarter 2020 Financial Results and Updated Full Year 2020 Guidance

BEDFORD, MA, September 8, 2020 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced preliminary financial results for its fiscal third quarter ended August 31, 2020 and business outlook for the full year of 2020.

Fiscal Third Quarter 2020 Preliminary Results

Progress’ normal financial closing and financial statement preparation processes are in their preliminary stages. However, using the most current information available to management, Progress expects its fiscal third quarter 2020 financial results to be within the following ranges:

	Prior Guidance (June 25, 2020)		Preliminary Results (September 8, 2020)
(In millions, except per share amounts)	Q3 2020 GAAP	Q3 2020 Non-GAAP	Q3 2020 GAAP	Q3 2020 Non-GAAP
Revenue	$103 - $108	$104 - $109	$108 - $110	$109 - $111
Diluted earnings per share	$0.47 - $0.49	$0.69 - $0.71	$0.50 - $0.53	$0.75 - $0.78

Progress’ preliminary financial results for the fiscal third quarter 2020 reflect better than expected revenue performance across certain of our product lines coupled with a continued focus on cost management and operating efficiency.

These preliminary financial results are subject to revision until Progress reports its fiscal third quarter 2020 results on September 29, 2020. These estimated ranges and drivers of fiscal third quarter financial performance represent the most current information available to management and are not meant to be a comprehensive statement of our financial results for the quarter ended August 31, 2020.

2020 Business Outlook

Based on information available as of September 8, 2020, Progress expects the following revised business outlook for the fiscal year ending November 30, 2020:

	Prior FY 2020 Guidance (June 25, 2020)		Updated FY 2020 Guidance (September 8, 2020)
(In millions, except per share amounts)	FY 2020 GAAP	FY 2020 Non-GAAP	FY 2020 GAAP	FY 2020 Non-GAAP
Revenue	$425 - $435	$433 - $443	$438 - $442	$452 - $456
Diluted earnings per share	$1.81 - $1.85	$2.82 - $2.86	$1.66 - $1.69	$2.94 - $2.97

The revised business outlook for the full fiscal year of 2020 is subject to revision until Progress reports its business outlook for the full year 2020 on September 29, 2020. As separately announced on September 8, 2020, Progress has entered into a definitive agreement to acquire Chef Software, Inc ("Chef"). The revised business outlook in the table above includes an expected contribution from Chef of approximately $5 to $7 million to GAAP revenue and $10 to $12 million to non-GAAP revenue, and a negative impact of $0.27 to $0.31 to GAAP earnings per share and $0.00 to $0.04 to non-GAAP earnings per share.

Conference Call

In conjunction with this announcement, Progress will hold a conference call at 8:00 a.m. ET on Tuesday, September 8, 2020. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-367-2403, pass code 4134193. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at
www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, including our pending acquisition of Chef, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to consummate the proposed acquisition of Chef could negatively impact our future results of operations and financial condition; (10) The coronavirus disease (COVID-19) outbreak and the impact it could have on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Garo Toomajanian	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
Investor-Relations@progress.com	PR@progress.com

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2020 PRELIMINARY RESULTS
(Unaudited)

Preliminary Q3 2020 Revenue
	Three Months Ended	Three Months Ending
	August 31, 2019	August 31, 2020
(In millions, except percentages)		Low	% Change	High	% Change
GAAP revenue	$106.7	$107.8	1%	$109.8	3%
Acquisition-related adjustments - revenue(1)	8.8	1.2	(86)%	1.2	(86)%
Non-GAAP revenue	$115.5	$109.0	(6)%	$111.0	(4)%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Preliminary Q3 2020 Non-GAAP Earnings per Share
	Three Months Ending August 31, 2020
	Low	High
GAAP diluted earnings per share	$0.50	$0.53
Acquisition-related revenue	0.03	0.03
Acquisition-related expense	0.01	0.01
Stock-based compensation	0.12	0.12
Amortization of acquired intangibles	0.13	0.13
Total adjustments	0.29	0.29
Income tax adjustment	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.75	$0.78

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2019	November 30, 2020
(In millions, except percentages)		Low	% Change	High	% Change
GAAP revenue	$413.3	$438.3	6%	$442.3	7%
Acquisition-related adjustments - revenue(1)	18.7	13.7	(27)%	13.7	(27)%
Non-GAAP revenue	$432.0	$452.0	5%	$456.0	6%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch and Progress’ Application Development and Deployment segment for Chef.

Fiscal Year 2020 Updated Non-GAAP Earnings per Share Guidance
	Fiscal Year Ending November 30, 2020
(In millions, except per share data)	Low	High
GAAP net income	$75.2	$76.6
Acquisition-related revenue	13.7	13.7
Acquisition-related expense	1.4	1.4
Restructuring expense	7.5	7.5
Stock-based compensation	22.7	22.7
Amortization of acquired intangibles	26.6	26.6
Total adjustments(2)	71.9	71.9
Income tax adjustment	(13.4)	(13.5)
Non-GAAP net income	$133.7	$135.0

GAAP diluted earnings per share	$1.66	$1.69
Non-GAAP diluted earnings per share	$2.94	$2.97

Diluted weighted average shares outstanding	45.4	45.4
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.